SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ x ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


    Pioneer Tax Advantaged Balanced Trust
-----------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
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Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
		and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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 [   ]  Fee paid previously with preliminary materials.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
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       (4)   Date Filed:
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PROXY STATEMENT IN OPPOSITION
TO SOLICITATION BY THE BOARD OF TRUSTEES OF THE
Pioneer Tax Advantaged Balanced Trust

ANNUAL MEETING OF SHAREHOLDERS
To be held on June 8, 2007

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on April 30, 2007 (the "Record Date")of common shares of beneficial interest ("Common Shares") and preferred shares of beneficial interest ("Preferred Shares") of Pioneer Tax Advantaged Balanced Trust (the "Fund" or "PBF") by Ralph W. Bradshaw (the "Soliciting
Shareholder"), a shareholder of the Fund, in connection with the solicitation of proxies by the Soliciting Shareholder for use at the 2007 Annual Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, on Friday,
June 8, 2007, at 11:00 am and any adjournment or adjournments thereof.
The Soliciting Shareholder is soliciting a proxy to vote your shares at the Meeting and at any and all adjournments or postponements of the Meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to shareholders of the Fund on or about xxx, 2007, for the following purposes:

(1) To elect three Trustees of the Fund, two by the holders of Common and Preferred Shares of your fund, voting together as a single class, and one by the holders of Preferred Shares of your fund, voting as a separate class. Each elected Trustee will serve for a three-year term or until a successor is elected.; and

(2) To vote on three shareholder proposals described in the accompanying proxy statement; and

(3)	To vote on such other business as may come before the Annual
Meeting and any adjournment or postponement thereof.


With respect to these matters, the Soliciting Shareholder is soliciting a proxy to vote your shares:

   - FOR the election of the individuals whom the Soliciting
Shareholder intends to nominate for election as Trustees of the Fund.

   - FOR the shareholder proposal to initiate a managed distribution policy.

   - FOR the shareholder proposal to change the Fund's investment objective.

   - xxx the shareholder proposal to terminate the current investment advisory agreement between the Fund and Pioneer Investment Management, Inc.


How Proxies Will Be Voted

All of the proposals scheduled by the Fund for a vote at the Meeting are included in the enclosed [GREEN] proxy card. If you wish to vote on any item, you may do so by completing and returning a [GREEN] proxy card.

The affirmative vote of a plurality of the Common Shares and Preferred Shares of the Fund present at the meeting in person or by proxy, voting together as a single class, is required to elect each nominee for Trustee designated to be elected by the Common Shares and Preferred Shares of the Fund. The affirmative vote of a plurality of the Preferred Shares of the Fund present at the meeting in person or by proxy is required to elect the nominee for Trustee designated to be elected by the Preferred Shares of the Fund. Election by plurality means those three persons who receive the highest number of votes from their respective classes of shares cast "FOR" shall be elected. Proposals 2A and 2B are recommendations of the shareholders to the Board and, as such, are advisory. Approval of Proposal 2C, to terminate the investment advisory agreement between the Fund and Pioneer Investment Management, Inc., would require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). As defined in the 1940 Act, the vote of a "majority of the outstanding voting securities" of the Fund means the vote of the lesser of (i) 67% or more of the Fund's outstanding shares present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the meeting, or
(ii) more than 50% of the Fund's outstanding shares.

If you return a [GREEN] proxy card to the Soliciting Shareholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the nominees named in this proxy, FOR the shareholder proposal to initiate a managed distribution policy, FOR the shareholder proposal to change the Fund's investment objective, and xxx the shareholder proposal to terminate the current investment advisory agreement. If any other proposals are introduced at the Meeting, proxies will be voted by the Soliciting Shareholder in accordance with the best interests of the shareholders,in the sole judgment and opinion of the Soliciting Shareholder. The proxies may also temporarily decline to attend the Meeting, thereby possibly preventing a quorum, in order to solicit additional proxies or, if they deem it to be in the interest of the shareholders, for any other legal reason. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting. These may include, among other things, matters relating to the conduct of the Meeting and proposals of other shareholders.

Voting Requirements

Only shareholders of record on the Record Date are entitled to vote at the Meeting. According to the Fund's proxy dated April 24, 2007, there were 28,706,981,000 issued and outstanding Common Shares of the Fund; and 2,350 Series T7, 2,350 Series F7, and 2,350 Series TH28 issued and outstanding Preferred Shares of the Fund. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on April 30, 2007, will be entitled to vote at the Meeting.

Once this contest is established, "broker non-votes"(i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and
(b) the broker or nominee does not have discretionary voting power on a particular matter) may possibly not be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. Abstentions have the effect of a vote against Proposals 2A, 2B, and 2C. Nominees receiving the affirmative vote of a plurality of the shares present and entitled to vote at the Meeting will be elected to serve as Trustees of the Fund.

If a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. An adjournment may require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If such an adjournment of the Meeting is proposed, the persons named as proxies on the [GREEN] proxy card will vote for or against such adjournment in their discretion. The Soliciting Shareholder's decision would prevail in the event of a split decision by the proxyholders named on the [GREEN] proxy card.

Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting
Shareholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting
Shareholder or to the Fund or our respective agents; or

Vote in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

INFORMATION CONCERNING THE SOLICITING SHAREHOLDER

The address of the Soliciting Shareholder is One West Pack Square, Suite 1650, Asheville, NC 28801.

As of the Record Date, the Soliciting Shareholder held the beneficial ownership of 401 Common Shares of the Fund.

Following is a schedule showing the purchases and sales of Common
Stock of the Fund by the Soliciting Shareholder within the past two years.

Date                 Number of Shares Purchased
 3/12/07                        301
 3/13/07                        100

The Soliciting Shareholder has made the decision to give shareholders a choice regarding the members of the Board of Trustees. In the Soliciting Shareholder's opinion, shareholders are not being well served by actions of the current Board.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Shareholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

For most of the Fund's life since its inception, Fund records show that its shares have traded at a double-digit discount to its net asset value per share ("NAV"). When trading at a discount to NAV, other closed-end funds have taken a variety of steps to address this situation, including, for example, tender offers, share repurchases, and/or managed distribution policies. These steps have not always solved the discount to NAV problem and there is no guarantee that adopting these would solve the Fund's discount to NAV problem.

Over the years where the Fund has traded at double-digit discounts, the Board could have overseen open-market share repurchases. These would have given multiple benefits to shareholders by providing liquidity in the market and by boosting NAV performance at the same time. If that had not solved the discount problem, the Board could have authorized tender offers for some or all of the Fund's shares at NAV. Neither of these actions was taken by the Board.

The purpose of this proxy is to solicit your vote to elect Glenn W. Wilcox, Sr., Andrew A. Strauss, and Ralph W. Bradshaw to the Board of Trustees.

I believe that the election of Messrs. Wilcox, Strauss, and Bradshaw as Trustees will provide shareholders with additional independent voices on important matters affecting the Fund. Their backgrounds testify to the fact that they will provide knowledge and experience in dealing with issues that are important to the Fund and its shareholders. Their election will give the Board new perspective and may help assure that measures intended to benefit shareholders are more actively considered.

The Soliciting Shareholder believes that the Fund and its shareholders can and should be better served and advocates two initiatives to change the Fund's operation. These initiatives are:

-	changing the Fund's investment objective to seek capital
appreciation with current income as a secondary objective by investing primarily in U.S. and non-U.S. companies; and

-	initiating an aggressive managed distribution policy
("Aggressive Managed Distribution Policy")

Changing the investment objective would enable the investment advisor to focus on total return. Though it would continue to allow the Fund to hold tax-advantaged securities, this change would likely reduce the amount of income not subject to regular Federal income tax. However, it would also expand the possibilities for investment performance. Over the long run, it has been the case that a well-managed, diversified equity portfolio provides the best risk/reward characteristics for many investors.
Long-term equity returns are generally higher than those for fixed income or balanced programs, and favorable tax treatment on capital gains makes the net returns even more desirable for taxable investors. However, the distributions from conventional equity funds are usually sporadic, since dividend income is relatively low, and the realization of capital gains is unpredictable. Many investors are willing to accept the asset volatility inherent in a well managed equity portfolio, but would prefer to have a predictable and stable cash flow as well, for reinvestment or other purposes.

The Soliciting Shareholder contemplates an Aggressive Managed Distribution Policy where shareholders would receive a regular, but not assured, periodic cash payment. Under this policy, the Fund would make continuous level monthly distributions of $0.20 per Common Share that would initially represent approximately 15% of the net assets of the Fund on an annualized basis but would be subject to the Board's right to suspend, modify or terminate the Aggressive Managed Distribution Policy at any time. There is, and can be, no assurance that an Aggressive Managed Distribution Policy will close the Fund's discount or, if this does occur, that it will persist over a longer term. While shares of some funds with managed distribution policies continue to trade at a discount to NAV, shares of several closed-end funds which have effectively employed a similar aggressive managed distribution policy are trading at premiums. There can be no assurances that the Fund would trade above NAV if a managed distribution policy were adopted.

These distributions would not be tied to income or capital gains and it is likely that much of the distribution in any year could be classified for tax purposes as a return-of-capital. To the extent that these distributions exceed the current earnings of the Fund, the balance would be generated from sales of portfolio securities held by the Fund, which would either be short-term or long-term capital gains or a tax-free return-of-capital. To the extent these distributions are not represented by net investment income and capital gains, they would not represent yield or investment return on the Fund's investment portfolio.

Adoption of an Aggressive Managed Distribution Policy places restrictions on portfolio activities and requires additional monitoring and management skills. It is unknown whether or not the Fund's current investment adviser would be willing to continue providing investment advisory services to the Fund with the contemplated Aggressive Managed Distribution Policy in place.

The long-term Aggressive Managed Distribution Policy would likely require exemptive relief from the Securities and Exchange Commission ("SEC") regarding relevant regulatory limitations on multiple capital gains distributions. Appropriate disclosure will be provided if the Aggressive Managed Distribution Policy is adopted for the Fund.
It is likely that an Aggressive Managed Distribution Policy could be initiated soon after deliberation and action by the Board but, because of the limited amount of publicly available information concerning the financial position and ongoing portfolio activities of the Fund, it is unclear if, or how long, the contemplated
Aggressive Managed Distribution Policy might be operated without modification being required.

This type of relief had been granted to numerous closed-end funds in the past until consideration by the SEC was suspended some years ago. Recent press reporting indicates that the SEC expects to once again consider new applications for this exemptive relief. There can be no assurance that the Fund would obtain such exemptive relief from the SEC within a certain time, if ever, or, if relief is granted, that it would not require modification of any managed distribution policy that might be proposed or in place. With or without exemptive relief, it is likely that from time-to-time at least part of the distributions could be classified for tax purposes as a return-of-capital.

It is the opinion of the Soliciting Shareholder that Cornerstone Advisors, Inc. ("Cornerstone Advisors"), an investment advisory firm of which he is an owner, would be better suited to implement an Aggressive Managed Distribution Policy than the Fund's current investment adviser. Although the two closed-end funds managed by Cornerstone Advisors closed on xxx at premiums of xxx and xxx, there can be no assurance that the value of Fund shares would rise to this level of premium under the management of Cornerstone Advisors, even with the adoption of an Aggressive Managed Distribution Policy.

Though the Board could decide in the future to appoint as investment adviser, or make a proposal that would have the effect of changing the investment adviser to, Cornerstone Advisors, Inc. or another adviser, the Soliciting Shareholder is not aware of a current intention by the Board to terminate the Fund's relationship with its existing investment adviser or other service providers. It is unknown whether or not the current investment adviser would decide to continue service to the Fund under a Board that would include these nominees.

Shareholders may be concerned about the risk that the discount to NAV for Fund shares might temporarily widen from present levels if proposed changes were made. If the Soliciting Shareholder is elected to the Board and shares of the Fund do not trade at a premium, the Soliciting Shareholder commits to present to the Board by December 31, 2007, a proposal to provide to shareholders an option to receive NAV for their shares. This proposal might include, for example, a repurchase offer, an open-ending, a liquidation, or a merger. Implementation of certain Board proposals may require shareholder approval, and no assurance can be given that such approval will be obtained. Depending on the proposal made, there may be tax consequences to shareholders. Some Board proposals would not require shareholder approval.
Cost of implementing this proposal, which would be borne indirectly by shareholders, could be substantial.

If you share these goals, I urge you to vote, using the enclosed
[GREEN] proxy card.

CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Shareholder your proxy, you should consider the following information.

Even if these nominees are elected, there can be no assurance that the full Board of Trustees will take any actions that any individual may advocate or that such actions, if taken, will achieve their intended goals.

Implementation of certain Board proposals may require shareholder approval, and no assurance can be given that such approval will be obtained. Some Board proposals would not require shareholder approval. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders.

If the Nominees named in this proxy were not elected to serve as Trustees of the Fund, there could be no assurance that the proposals discussed in this proxy would be adopted or even considered or that the Board would propose other options to address the Fund's discount problem.

Changing the investment objective may require that the name of the Fund also be changed.

As described in this proxy, shareholders are given the opportunity to vote on the election of Trustees. Voting FOR the Nominees named in this proxy should be understood as supporting both a change in the investment objective of the Fund and the establishment of an Aggressive Managed Distribution Policy for the Fund.

Proposal 1 - ELECTION OF TRUSTEES

At the Meeting, shareholders will have the opportunity to elect three individuals as Trustees of the Fund.

The Soliciting Shareholder intends to nominate Glenn W. Wilcox, Sr.,
Andrew A. Strauss, and Ralph W. Bradshaw for election as Trustees to fulfill these positions. Each of Mr. Bradshaw and Mr. Strauss is elected by the holders of Common and Preferred Shares. Mr. Wilcox is elected by the holders of Preferred Shares only. The affirmative vote of a plurality of the Common and Preferred Shares present at the meeting in person or by proxy, voting together as a single class, is required to elect such nominee for Trustee designated to be elected by the Common and Preferred Shares. The affirmative vote of a plurality of the Preferred Shares present at the meeting in person or by proxy is required to elect such nominee for Trustee designated to be elected by the Preferred Shares. This means that the three nominees receiving the greatest number of votes, with respect to the voting class or classes, as the case may be, will be elected as Class III Trustees to the Board of Trustees.

For purposes of this proxy, the address for each Nominee is: c/o Ralph
W. Bradshaw, One West Pack Square, Suite 1650, Asheville, NC 28801. Information about the nominees is as follows:

                                           DIRECTORSHIPS HELD BY
PRINCIPAL OCCUPATION OVER                  NOMINEE FOR TRUSTEE
PAST 5 YEARS AND DATE OF BIRTH             OUTSIDE OF FUND COMPLEX*

Glenn W. Wilcox, Sr.
DOB 12/31

Chairman of the Board and Chief             Director of Wachovia
Executive Officer of Wilcox Travel          Corp. WNC Regional
Agency, Inc.                                Advisory Board;
                                            Director of Champion
                                            Industries, Inc.;
                                            Director of Cornerstone
                                            Strategic
                                            Value Fund, Inc. and
                                            Cornerstone Total
                                            Return Fund, Inc.

Andrew A. Strauss
DOB 11/53

Attorney and senior member of               Director of Cornerstone
Strauss & Associates, P.A.,                 Strategic Value Fund, Inc.
Attorneys; previous                         and Cornerstone Total
President of White Knight                   Return Fund, Inc.
Healthcare, Inc. and LMV
Leasing, Inc., a wholly owned
subsidiary of Xerox Credit
Corporation






Ralph W. Bradshaw
DOB 12/50

President, Cornerstone Advisors,            Director of Cornerstone
Inc., investment adviser to                 Strategic
Cornerstone Strategic Value Fund            Value Fund, Inc. and
and Cornerstone Total Return Fund;          Cornerstone Total
Financial Consultant                        Return Fund, Inc.


         *Upon election as  Trustees,  the  Nominees  would not
oversee any other registered   investment  company  within  the
PBF  family  of investment companies.

As of xxx, the dollar range of Common Shares beneficially owned by each Nominee is as follows:


                                                   Aggregate Dollar
                                                    Range of Equity
                                                  Securities in Funds
                                                      that would be
                                                        Overseen by
                                                        Nominee in
                          Dollar Range of Equity         the PBF
                                                         Family of
 Name of Nominee           Securities in PBF            Investment
                                                        Companies*
----------------------    ---------------------------  -------------
Ralph W. Bradshaw            $0-$10,000                $0-$10,000

Andrew A. Strauss              None                      None

Glenn W. Wilcox, Sr.           None                      None


         *Upon election as Trustees, the Nominees would not oversee any other registered investment company within the PBF family of investment companies.

These nominees and I have served individually or together on the Boards of Directors of closed-end funds.
Each one of these nominees has worked to lead in serving the best interests of the fund and its shareholders. During this time, shareholders have been given opportunities to vote on a variety of proposals, including for example, open-ending, liquidation, merger, and modifying the investment focus. Sometimes the investment adviser chose to stay, sometimes they chose to leave, and sometimes they were replaced. Some proposals were initiated by the Boards and some by shareholders, some passed and some did not.
Many of these required the approval of a majority of shares outstanding. Regardless, these individuals sought the will of the majority and followed it. Even years ago, these directors were proactive in introducing managed distribution policies, that were both aggressive and innovative, in part to address discount problems. There are no assurances that if these nominees are elected, the Fund would trade at a premium to NAV.
The two closed-end funds where we now jointly serve as directors both currently trade at a premium. As of xxx, Cornerstone Strategic Value Fund, Inc. traded at a premium of xxx and Cornerstone Total Return Fund, Inc. traded at a premium of xxx.

Shareholders may be concerned about the risk that the discount to NAV for Fund shares might temporarily widen from present levels if proposed changes were made. If the Soliciting Shareholder is elected to the Board and shares of the Fund do not trade at a premium, the Soliciting Shareholder commits to present to the Board by December 31, 2007, a proposal to provide to shareholders an option to receive NAV for their shares, as previously described.

Other than fees that may be payable by the Fund to its directors, the nominees named above have no arrangement or understanding with any person with respect to any future employment or any direct or indirect business relationship by or with the Fund or any affiliate of the Fund.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote FOR the election of the nominees named above.

Extensive information about the nominees has been presented to the Fund for its review and each nominee has consented to stand for election and to serve if elected. If any is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, designated by the Soliciting Shareholder.

Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, are contained in the Fund's proxy statement.

The Soliciting Shareholder recommends that shareholders vote FOR the election of Glenn W. Wilcox, Sr., Andrew A. Strauss, and Ralph W.
Bradshaw as Trustees.

Proposal 2A, 2B, 2C - SHAREHOLDER PROPOSALS

The Fund was notified of the intention of the Soliciting Shareholder to solicit proxies regarding and to bring the following Proposals 2A, 2B, and 2C before the 2007 Annual Meeting.

Proposal 2A - Shareholders recommend that the Board of Directors adopt a managed distribution policy that would pay a monthly distribution of $0.20 per share.

Proposal 2B - Shareholders recommend that the Fund's Investment Objective be changed to seek capital appreciation with current income as a secondary objective by investing primarily in U.S. and non-U.S. companies.

Proposal 2C - The investment advisory agreement between Pioneer Investment Management, Inc. and the Fund shall be terminated.

Discussion of the issues surrounding Proposals 2A and 2B may be found in this document under the section titled REASONS FOR THE SOLICITATION. These Shareholder Proposals are, in the opinion of the Soliciting Shareholder, in the best interest of the Fund and its shareholders. The Fund's shares have long traded at substantial discount to the Fund's NAV. It is believed that Proposals 2A and 2B will help maximize shareholder value. Proposals 2A and 2B are recommendations ofthe Shareholders to the Board and, as such, are advisory. Regardless of the voting results, the Board may or may not choose to act on these proposals.

The Soliciting Shareholder recommends that shareholders vote FOR Proposal 2A and Proposal 2B.

Approval of Proposal 2C to terminate the investment advisory agreement between the Fund and Pioneer Investment Management, Inc. would require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act. As defined in the 1940 Act, the vote of a "majority of the outstanding voting securities" of the Fund means the vote of the lesser of (i) 67% or more of the Fund's outstanding shares present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (ii) more than 50% of the Fund's outstanding shares.

The Soliciting Shareholder recommends that shareholders vote XXX Proposal 2C.

PRINCIPAL HOLDERS OF VOTING SECURITIES


The Fund's proxy discloses that to the knowledge of the Fund, as of the record date, the following persons owned of record or beneficially 5% or more of a class of the outstanding shares of the Fund:


Record Holder                      Share Class     Number of Shares   % of Class
-------------------------------   -------------   ------------------   ---------


Cede & Co.                        Common               28,687,275(1)    99.93
Citigroup Global Markets Inc.     Series T7                   122        5.19
                                  Series TH28                  57        2.43
                                  Series F7                   118        5.02
Merrill Lynch                     Series T7                 2,131       90.68
                                  Series TH28               2,099       89.32
                                  Series F7                 2,177       92.64
Deutsche Alex Brown               Series TH28                 194        8.26
Oppenheimer/Fahnestock            Series T7                    97        4.13
                                  Series F7                    55        2.34

---------



1 According to a Schedule 13D, Western Investment Hedged Partners L.P., Western
  Investment Activism Partners LLC and Western Investment Total Return Master Fund Ltd. beneficially own 2.80% (810,739 shares), 2.90% (837,702 shares) and 0.05% (13,400 shares), respectively. These entities are controlled by Western Investment LLC and Arthur D. Lipson who together share voting and dispositive power over all 1,661,841 shares owned by these entities. In addition, Benchmark Plus Institutional Partners, L.L.C. and Benchmark Plus Partners, L.L.C. beneficially own 2.30% (650,560 shares) and 1.80% (514,400 shares), respectively. According to a Schedule 13D, these two entities are controlled by Benchmark Plus Management, L.L.C., Scott Franzblau, Robert Ferguson and Matthew Crouse who together share voting and dispositive power over all 1,164,960 shares owned by these two entities. All such persons have indicated in such Schedule 13D that they are part of a group for purposes of Section 13(d)(3) of the Exchange Act.

Additionally, according to a Schedule 13G joint filing dated February 12, 2007, QVT Financial LP and QVT Financial GP LLC owned beneficially 2,753,212 shares of Common Shares representing 9.59% of the class.

The Soliciting Shareholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Shares or Preferred Shares of the Fund that is not disclosed either above or in the Fund's proxy statement.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Shareholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed
[GREEN] proxy card to the beneficial owners of Common Shares or Preferred Shares for whom they hold shares of record. The Soliciting Shareholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Shareholder will bear all of the fees and expenses related to this proxy solicitation. The amount of these costs is expected to be approximately xxx. The Soliciting Shareholder will not seek reimbursement of these costs from the Fund.

Proxy solicitation will be made primarily by mail, but such solicitation may also be made by telephone or personal interviews conducted by the Soliciting Shareholder, by those named as proxyholders in this statement, or by other representatives of the Soliciting
Shareholder.

The Soliciting Shareholder is not and, within the past year, has not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Shareholder that relates to future employment by the Fund or any future transaction with the Fund. Finally, neither the Soliciting Shareholder nor, to his knowledge, any of his associates have any arrangement or understanding with any person with respect to the future employment by the Fund of Cornerstone Advisors, Inc. as an investment adviser or with respect to any future transactions involving the merger or reorganization of the Fund, or the sale of a substantial part of the Fund's assets to, Cornerstone Advisors, Inc. or funds managed by Cornerstone Advisors, Inc.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Shareholder at 828-210-8184.


ADDITIONAL PROPOSALS

The Soliciting Shareholder knows of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the Meeting, it is the intention of each of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a shareholder must submit a proposal to be presented at the 2008 Annual Meeting of Shareholders is set forth in the Fund's proxy statement.

Dated: xxx, 2007



[PROXY CARD]


                                PROXY CARD

                     PROXY SOLICITED IN OPPOSITION
                      TO THE BOARD OF TRUSTEES OF
                 PIONEER TAX ADVANTAGE BALANCED TRUST
                       BY RALPH W. BRADSHAW,
                          A SHAREHOLDER OF
                 PIONEER TAX ADVANTAGE BALANCED TRUST

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 8, 2007

The undersigned Shareholder(s) of Preferred Shares of Pioneer Tax Advantaged Balanced Trust (the "Fund") hereby appoints Ralph W. Bradshaw (the "Soliciting Shareholder") and Gary A. Bentz, and each of them, as the undersigned's proxies,("Proxyholders"), with full power of substitution, to attend the Annual Meeting of Shareholders and to vote all Preferred Shares of the Fund which the undersigned is entitled to vote at the Annual
Meeting of Shareholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 11:00 am, and any adjournment or adjournments thereof. Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. Please refer to the Proxy Statement for a discussion of the proposals.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)


1.	To elect Glenn W. Wilcox, Sr., Andrew A. Strauss, and Ralph W. Bradshaw
as Trustees of the Fund.

Glenn W. Wilcox, Sr.      FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Andrew A. Strauss         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Ralph W. Bradshaw         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ELECTION OF THESE
NOMINEES

2A.   A shareholder proposal to adopt a managed distribution policy.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

      THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "FOR" PROPOSAL 2A.

2B.   A shareholder proposal to change the
      Fund's investment objective to seek capital appreciation with current income as a secondary objective.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

      THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "FOR" PROPOSAL 2B.


2C.   A shareholder proposal to terminate the
      investment advisory agreement between the Fund and Pioneer
      Investment Management, Inc.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

      THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "xxx" PROPOSAL 2C

3.    To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED xxx, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY
HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER
HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE
HEREOF.


(IMPORTANT - PLEASE SIGN, PRINT NAME, AND FILL IN DATE AND NUMBER OF SHARES) This proxy card is provided by Ralph W. Bradshaw, a shareholder of the Fund. Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_____________________________________________Dated:____________

PRINT NAME _____________________________________________NUMBER OF SHARES ___

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.




[PROXY CARD]


                                PROXY CARD

                     PROXY SOLICITED IN OPPOSITION
                      TO THE BOARD OF TRUSTEES OF
                 PIONEER TAX ADVANTAGE BALANCED TRUST
                       BY RALPH W. BRADSHAW,
                          A SHAREHOLDER OF
                 PIONEER TAX ADVANTAGE BALANCED TRUST

       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 8, 2007

The undersigned shareholder(s) of Common Shares of Pioneer Tax Advantaged Balanced Trust (the "Fund") hereby appoints Ralph W. Bradshaw (the
"Soliciting Shareholder") and Gary A. Bentz, and each of them, as the undersigned's proxies,("Proxyholders"), with full power of substitution, to attend the Annual Meeting of Shareholders and to vote all Common Shares of the Fund which the undersigned is entitled to vote at the Annual
Meeting of Shareholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 11:00 am, and any adjournment or adjournments thereof. Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. Please refer to the Proxy Statement for a discussion of the proposals.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)


1.	To elect Andrew A. Strauss, and Ralph W. Bradshaw
as Trustees of the Fund.


Andrew A. Strauss         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Ralph W. Bradshaw         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ELECTION OF THESE
NOMINEES

2A.   A shareholder proposal to adopt a managed distribution policy.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

      THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "FOR" PROPOSAL 2A.

2B.   A shareholder proposal to change the
      Fund's investment objective to seek capital appreciation with current income as a secondary objective.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

      THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "FOR" PROPOSAL 2B.


2C.   A shareholder proposal to terminate the
      investment advisory agreement between the Fund and Pioneer
      Investment Management, Inc.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

            THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE "xxx" PROPOSAL 2C.

3.    To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED xxx, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY
HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER
HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE
HEREOF.


(IMPORTANT - PLEASE SIGN, PRINT NAME, AND FILL IN DATE AND NUMBER OF SHARES) This proxy card is provided by Ralph W. Bradshaw, a shareholder of the Fund. Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_____________________________________________Dated:____________

PRINT NAME _____________________________________________NUMBER OF SHARES ___

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.